Exhibit 10.13

OEM Cooperation Agreement

Party A: Xi’an System Sensor Electronics, Ltd.

Party B: Sureland Industrial Fire Safety Co., Ltd.

Party A is a Chinese subsidiary under Honeywell, a famous transnational corporation of Top 500 Corporation, with extensive global sales network; Party B is a development manufacturer of linear heat fire detector with advanced technology and reliable quality. On the principle of reciprocity and mutual benefit, complementing advantages, cooperative development of market and common development, whereas, Party A consigns Party B to manufacture the series linear heat fire detector developed by Party A and its accessories in the method of OEM, and sell in the brand of Party A, the following agreement is entered by and between Party A and Party B in Beijing on May 26, 2004.

I.	Rights and obligations of Party A

1.	Responsible for development of market and sale, and exploring the international market through its extensive sales network;

2.	Responsible for the after-service and technical support to the users;

3.	Reflecting the service conditions of the products and market information of the selling area from time to time.

4.	Making the payment in the payment period appointed in the Article 4;

5.	Party A is responsible for treating any materials and samples offered by Party B in confidence, which can be used only in product inspection and market sale, never used for any other purposes or disclosed to any third Party. The intellectual property rights of some relative product technologies shall still belong to Party B.

6.	Party A will cooperate with Party B in regulating the market of linear heat fire detector and harmonizing the sale behavior of the parties.

II.	Rights and obligations of Party B

1.	Guaranteeing for supplying the products meeting the requirements of the national standards GB16280-1996 for Party A;

2.	Party B shall obtain the international authorized certification of “UL” for the main linear heat fire detector within the year of 2004, for benefiting Party A exploring the international market further;

3.	Offering the technical support concerned with the sold products with a guarantee period of three years with normal service for Party A;

4.	In accordance with the requirements of Party A, Party B shall assist Party A to inspect the products with the band and model of Party A in China National Supervision and Test Centre for Fire Electronic Product Quality;

5.	Party B shall communicate with Party A on its latest development, research and production of linear heat fire detector, and assist Party A to inspect the products;

6.	Party B is responsible for regulating and harmonizing the market of linear heat detector.

III.	Gross quantity of cooperation target

1.	The cooperation target of 2004 is USD 1 million; the cooperation target of 2005 is USD 2 million (Party A shall adjust the productive capacity to guarantee delivery in time);

2.	The total quantity of cooperation target in 2006 and thenceforth shall be prescribed further on the basis of the situation of market exploration in the future.

IV.	Delivery of goods, payment and others

1.	Product price: carry out the product unit price agreed by both parties (refer to the annex for the price), and the special items will be confirmed by negotiation between both parties;

2.	Delivery terms: Party A will place order for goods to Party B by fax, Party B shall guarantee the delivery period no more than two weeks under the normal situation, for the special situation, Party B is in duty bound to offer assistance.

3.	Payment terms: Party A shall make the full payment to Party B within 60 days after the delivery of goods; or make the payment in accordance with other payment terms agreed by both parties;

4.	Transportation: Party B is responsible for delivery by express and paying the freight (no more than the transportation cost of railway express). When requiring other transportation mode, Party A will pay for the actual freight; the insurance during the course of transportation shall be transacted and paid by Party B.

5.	The contents of the cooperation agreement shall be treated strictly in confidence, which shall not be disclosed to any third party without the permission of both parties, expect for the requirement by law.

6.	The matter unstated in the agreement shall be confirmed by further negotiation between and by the parties.

7.	This agreement is in duplicates, each party holds one copy, which will enter into force equally after being signed and stamped by both parties.

Party A: Xi’an System Sensor Electronics, Ltd.	Party B: Sureland Industrial Fire Safety Co., Ltd.

Address: No. 108, Xiaozhai East Road, Xi’an City	Address: Nanbanbidian Industry District, Beijing Capital Airport

P.C.: 710061	P.C.: 101304

Tel: 029-85246253	Tel: 010-81463816/7/8

Fax: 029-85239673	Fax: 029-81463639

Representative: He Jun	Representative:

Agent:	Agent:

Date: May 26, 2004	Date: May 26, 2004